UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 18, 2006

                            Vocalscape Networks, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27277
                                    ---------
                            (Commission File Number)

                                   98-0207554
                                   ----------
                        (IRS Employer Identification No.)

                            305 - 1847 West Broadway
                           Vancouver, British Columbia
                                 Canada V6J 1Y6
               (Address of principal executive offices)(Zip Code)

                                 (604) 696-6313
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into Material Definitive Agreement

On January 18, 2006, Vocalscape Networks, Inc., a Nevada corporation ("Vocalscape") entered into a Stock Purchase Agreement with its Chairman and Chief Executive Officer, Robert Koch, pursuant to which Mr. Koch agreed to cancel $5,000 of debt owed by Vocalscape to Mr. Koch in exchange for the purchase 20,000 shares of Vocalscape's Series A Convertible Preferred Stock, or a cancellation of $0.25 of debt for each share of Series A Convertible Preferred Stock purchased by Mr. Koch.

Each share of Series A Convertible Preferred, among other things, (i) is convertible, at the option of the holder, on a 1-for-1 basis, into shares of common stock (subject to stock dividends, stock splits and the like), (ii) automatically converts into common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, (iii) receives a liquidation preference of $0.50 per share, and (iv) has voting rights equal to 5,000 shares of common stock.

Mr. Koch's 20,000 shares of Series A Convertible Preferred Stock have voting power equal to 100,000,000 shares of common stock of Vocalscape. Prior to the purchase of the 20,000 shares of Series A Convertible Preferred Stock, Mr. Koch controlled 54.7% of the approximately 1,388,878 issued and outstanding shares of common stock of Vocalscape. Including the issuance of the 20,000 shares of Series A Convertible Preferred Stock to Mr. Koch, Mr. Koch has voting control equal to approximately 100,759,595 shares of common stock, or 99.37% of the voting power of Vocalscape, aggregating the voting power of all shares of common stock and all shares of Series A Convertible Preferred Stock, issued and outstanding.

Item 3.02 Unregistered Sales of Equity Securities

As further disclosed in Item 1.01 of this Current Report, on January 18, 2006, Vocalscape entered into a Stock Purchase Agreement with its Chairman and Chief Executive Officer, Robert Koch, pursuant to which Mr. Koch agreed to cancel $5,000 of debt owed by Vocalscape to Mr. Koch in exchange for 20,000 shares of Vocalscape's Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, at any time, on a 1-for-1 basis, into shares of common stock. Vocalscape relied upon Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as an exemption from the registration provisions of the Securities Act for the sale of the 20,000 shares of Series A Convertible Preferred Stock to Mr. Koch.

Item 3.03 Material Modification of Rights of Security Holders

The rights of holders of common stock have been materially limited by the issuance of 20,000 shares of Series A Convertible Preferred Stock to Robert Koch, as disclosed in Item 1.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits

No.        Description
---        -----------

10.1       Form of Stock Purchase Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Vocalscape Networks, Inc,
                                   (Registrant)

Date: January 20, 2006             By:  /s/  Ron McIntyre
                                        ------------------------------
                                        Name:  Ron McIntyre
                                        Title: President and Secretary

                                INDEX TO EXHIBITS

No.        Description
---        -----------

10.1       Form of Stock Purchase Agreement


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